Fifth Third Bank Auto Receivables Trust 1996-A            EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-Oct-96            31-Oct-96
Distribution Date:    15-Nov-96                       Per $1,000 of
                                                         Original
                                                        Class A /
Statement for Class A and Class B                        Class B
  Certificateholders Pursuant to Section 4.7           Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount  $12,938,189.58    $33.17430774
          Class B Certificate Amount     $609,652.91    $33.17297366

(ii)  Interest Distribution
          Class A Certificate Amount   $1,524,557.54     $3.90905858
          Class B Certificate Amount      $73,579.71     $4.00368430

(iii)  Servicing Fee                     $257,483.73     $0.63049368

(iv)  Class A Certificate Balance
         (after principal distributions)             $282,137,463.75
        Class A Pool Factor
         (after principal distributions)                   0.7234177
        Class B Certificate Balance
         (after principal distributions)              $13,295,174.46
        Class B Pool Factor
         (after principal distributions)                   0.7234288

(v)  Total Pool Balance
         (end of Collection Period)                  $295,432,638.16

                                      Current Period      Cumulative
vi)     Defaulted Receivables            $600,265.34   $2,939,470.20
         Liquidation Proceeds            $232,563.84   $1,068,451.01
         Aggregate Net Losses            $367,701.50   $1,871,019.19

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                    $0.00
          Interest Portion                                     $0.00

(viii)  Class A Interest Carryover Shortfall                   $0.00
          Class B Interest Carryover Shortfall                 $0.00
          Class A Principal Carryover Shortfall                $0.00
          Class B Principal Carryover Shortfall                $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)        $11,817,305.53

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)     $11,817,305.53